UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

     PROGENICS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	777 Old Saw Mill River Road Tarrytown, New York 10591 (Address of Principal Executive Offices) (Zip Code)	13-3379479 (I.R.S. Employer Identification No.)

                                                                                                 1998 Employee Stock Purchase Plan
1998 Non-Qualified Employee Stock Purchase Plan
(Full title of the plan)

Paul J. Maddon, M.D., Ph.D.
Chief Executive Officer and Chief Science Officer
Progenics Pharmaceuticals, Inc.
777 Old Saw Mill River Road
Tarrytown, New York 10591
(Name and address of agent for service)

(914) 789-2800
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, $0.0013 par value per share	1,500,000	$4.76	$7,140,000	$399.00

(1)
Represents 1,000,000 shares issuable upon exercise of options to be granted pursuant to the 1998 Employee Stock Purchase Plan, as amended and 500,000 shares issuable upon exercise of options to be granted pursuant to the 1998 Non-Qualified Employee Stock Purchase Plan, as amended.

(2)	Plus such additional shares as may be issued by reason of stock splits, stock dividends or similar transactions.
(3)
Pursuant to Rules 457(h) and 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's common stock on the Nasdaq National Market on June 25, 2009.

EXPLANATORY STATEMENT

This Form S-8 Registration Statement is being filed with the U.S. Securities and Exchange Commission (the "Commission" or "SEC") by Progenics Pharmaceuticals, Inc., a Delaware corporation (the "Company" or "Registrant"), in order to register an additional 1,500,000 shares of the Company's common stock, par value $0.0013 per share (the "Common Stock"), issuable upon exercise of options granted or to be granted under the Company's 1998 Employee Stock Purchase Plan and 1998 Non-Qualified Employee Stock Purchase Plan (the "Plans"). The total number of shares now registered for issuance pursuant to the Plans is 4,500,000. Pursuant to General Instruction E of Form S-8, the Company hereby incorporates by reference in this Registration Statement the contents of all prior registration statements relating to registration of the Company’s common stock under the Plans, including the exhibits thereto (Registration Nos. 333-56571, 333-119463, 333-143671 and 333-151711).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of this Registration Statement is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference:

a)	The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 13, 2009;

b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 11, 2009;

c)	The Company’s Current Reports on Form 8-K filed on January 26, February 4, February 10, April 29, May 7 and June 8, 2009; and

d)
The description of the Company's Common Stock in the Company's Registration Statement on Form 8-A dated September 29, 1997, File No. 0-23143 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all amendments or reports filed with the Commission for the purpose of updating such description.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she  reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under such Section 145.

Section 102(b)(7) of the DGCL provides that a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders may eliminate or limit personal liability of members of its board of directors or governing body for breach of a director’s fiduciary duty. However, no such provision may eliminate or limit the liability of a director for breaching his or her duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty. The Registrant’s Restated Certificate of Incorporation contains such a provision.

The Registrant’s Certificate of Incorporation and By-Laws provide that the Registrant shall indemnify officers, directors, employees and agents of the Registrant to the full extent permitted by and in the manner permissible under the laws of the State of Delaware. In addition, the By-Laws permit the Board of Directors to authorize the Registrant to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Registrant arising out of his capacity as such.

The Registrant has entered into Indemnification Agreements with each of its officers and directors, pursuant to which the Registrant has agreed to indemnify and advance expenses to such officers and directors to the fullest extent permitted by applicable law.

The Registrant has obtained an insurance policy providing coverage for certain liabilities of its officers and directors.

Item 7. Exemption from Registration Claimed.

                   Not applicable.

Item 8. Exhibits.

The following documents are filed as Exhibits hereto:

Exhibit Number	Description

5.1	Opinion and Consent of Jose Truzman, Associate General Counsel, Progenics Pharmaceuticals, Inc. with respect to the legality of the securities being registered	Filed herewith

10.1	1998 Employee Stock Purchase Plan, as amended to date	Filed herewith

10.2	1998 Non-Qualified Employee Stock Purchase Plan, as amended to date	Filed herewith

23.1	Consent of Jose Truzman (contained in his opinion filed as Exhibit 5.1)	Filed herewith

23.2	Consent of PricewaterhouseCoopers LLP	Filed herewith

24.1	Power of Attorney of directors and certain officers of the Company (included in Signature Page)	Filed herewith

Item 9. Undertakings.

a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

                    (A)  paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on July 1, 2009.

PROGENICS PHARMACEUTICALS, INC.

By: /s/ PAUL J. MADDON, M.D., PH.D.
Paul J. Maddon, M.D., Ph.D.
Chief Executive Officer and Chief Science Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose names appear below constitute and appoint Paul J. Maddon, M.D., Ph.D., Mark R. Baker and Robert A. McKinney, and each of them, such person’s true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the U.S. Securities Act of 1933), and to file the same, together with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney in fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ KURT W. BRINER Kurt W. Briner	Chairman of the Board and Director	July 1, 2009

/s/ PAUL J. MADDON, M.D., PH.D. Paul J. Maddon, M.D., Ph.D.	Chief Executive Officer, Chief Science Officer and Director (Principal Executive Officer)	July 1, 2009

/s/ ROBERT A. MCKINNEY Robert A. McKinney	Chief Financial Officer, Senior Vice President, Finance & Operations and Treasurer (Principal Financial and Accounting Officer)	July 1, 2009

/s/ CHARLES A. BAKER Charles A. Baker	Director	July 1, 2009

/s/ PETER J. CROWLEY Peter J. Crowley	Director	July 1, 2009

/s/ MARK F. DALTON Mark F. Dalton	Director	July 1, 2009

/s/ STEPHEN P. GOFF, Ph.D. Stephen P. Goff, Ph.D.	Director	July 1, 2009

/s/ DAVID A. SCHEINBERG, M.D., PH.D. David A. Scheinberg, M.D., Ph.D.	Director	July 1, 2009

/s/ NICOLE S. WILLIAMS	Director	July 1, 2009
Nicole S. Williams